MasterCraft Boat Holdings, Inc. Initiates Leadership Succession Plan

Brad Nelson Appointed CEO of MasterCraft, Effective March 18, 2024

Fred Brightbill to Retire as CEO, Effective March 18, 2024, and as Chairman of the MasterCraft Board of Directors, Effective June 30, 2024

Lead Independent Director Roch Lambert to be Appointed Chairman of the Board, Effective July 1, 2024

Reiterates Fiscal Third Quarter and Full Year 2024 Guidance

VONORE, Tenn., March 4, 2024 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) today announced that Brad Nelson (54), will become the Company’s new Chief Executive Officer and will be appointed to the Board of Directors, effective March 18, 2024. Mr. Nelson succeeds Fred Brightbill (71), who intends to retire as Chief Executive Officer on March 18, 2024, and as Chairman and a member of the MasterCraft Board of Directors, effective June 30, 2024. Mr. Brightbill joined the MasterCraft Board in 2009 and was appointed Chairman in 2015, adding the role of CEO in 2019. Following his retirement from the Board, Mr. Brightbill will serve as a consultant to the Company for a one-year period. Roch Lambert, currently Lead Independent Director of the Board, will be appointed Chairman, effective July 1, 2024. Mr. Lambert joined the Company’s Board in 2016, becoming Lead Independent Director in 2019.

Mr. Nelson is a proven executive with more than 30 years of operating and manufacturing experience. Most recently, he served as Executive Vice President and President, Commercial Segment of Oshkosh Corporation, a reporting segment that generated $1.1 billion in annual revenue. In this role, Mr. Nelson led the strategic transformation of the segment, achieving historical highs in revenue, profitability, and backlog. Under Mr. Nelson’s leadership, the Commercial Segment achieved and maintained number one market positions in key product categories in North America, built market leading eCommerce and Aftermarket businesses, with 18 service and sales centers, and underwent a major simplification effort and implementation of a meaningful “people first” culture change.

Mr. Lambert said, “On behalf of the Board, I’d like to thank Fred for his outstanding service as CEO of MasterCraft. Over his tenure as CEO, Fred has been instrumental in crafting a new strategy for the Company focused on customer centricity and quality, streamlining our operations and successfully navigating the pandemic, achieving record sales and earnings in the process. Fred has undoubtedly been integral to MasterCraft’s success, and on a personal note, I’ve enjoyed working with him as a fellow board member for the past eight years. The Board and I look forward to continued collaboration and a seamless transition as we work to drive the Company forward.”

Mr. Lambert continued, “Brad is a highly qualified leader with a compelling track record of success, and we are pleased to appoint him as the Company’s next CEO. Succession planning is a key responsibility of the Board, and over the past several months, we conducted a comprehensive and thorough search to identify an executive with the strategic, operational, manufacturing, business development and leadership expertise to continue executing our strategy. In Brad, we have found a proven executive that met our key criteria and he has also demonstrated a strong focus on people, talent, culture, and an ability to build and lead high-performing teams. As we usher in MasterCraft’s next phase of growth, the Board is confident that Brad will complement the deep bench of talent across our team and is the right person to lead MasterCraft into the future.”

Mr. Nelson commented, “I am honored to join MasterCraft at this exciting moment in the Company’s history. As MasterCraft continues to execute on its near-term priorities, I am eager to hit the ground running and work alongside Fred and the entire leadership team to position the business for success and long-term sustainable value creation for all of our stakeholders.”

Mr. Brightbill commented, “Since joining the MasterCraft Board fifteen years ago, I have had the pleasure of witnessing the tremendous growth and success of our Company, and the MasterCraft, Crest and Aviara brands. During my tenure, MasterCraft achieved record sales and profits through an overriding focus on providing the best customer experience. The Company’s strong balance sheet and substantial liquidity provide the foundation for future growth. Thanks to the hard work of our talented team, MasterCraft is well-positioned to accelerate its growth as the industry emerges from the current cyclical slowdown. With the Company operating from a position of strength, now is the right time to begin this transition. The Board is confident that Brad is the right person to take MasterCraft’s performance to the next level. This is a pivotal time for MasterCraft, and I look forward to working with Brad and my colleagues on the Board to ensure a smooth transition as we execute on our near-term priorities.”

Fiscal Third Quarter and Full Year 2024 Guidance

Today the Company also reiterated its fiscal third quarter and full year 2024 guidance that was previously provided on February 7, 2024.

The Company’s outlook is as follows:

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Consolidated net sales are expected to be between $400 million and $412 million, with Adjusted EBITDA between $42 million and $47 million, and Adjusted Earnings per share between $1.53 and $1.78. We expect capital expenditures to be approximately $20 million for the full year.
•
For the third quarter of fiscal 2024, consolidated net sales is expected to be approximately $92 million, with Adjusted EBITDA of approximately $7 million, and Adjusted Earnings per share of approximately $0.23.

About Brad Nelson

Mr. Nelson (54) is a proven executive with more than 30 years of operating and manufacturing experience. Most recently, he served as Executive Vice President and President, Commercial Segment of Oshkosh Corporation. Over his 12-year tenure at Oshkosh Corporation, Mr. Nelson held several titles of increasing responsibility, including Senior Vice President and President, Commercial Business Segment and Vice President, Global Marketing, JLG Industries. Prior to joining Oshkosh in 2011, Mr. Nelson served in several leadership positions at Eaton Corporation, including Vice President, Global Marketing & Communications, Electrical Segment and Business Unit Manager, Power Quality Division, and Division Marketing Manager. Earlier in his career, Mr. Nelson served as a technology executive at various companies including Iomega Corporation, US West, Inc, Random Access, Inc. and Alpine Computing MicroAge, Inc.

Mr. Nelson earned an MBA from Brigham Young University and a Bachelor of Science in Business Administration from the University of Phoenix.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its three brands, MasterCraft, Crest, and Aviara. Through these three brands, MasterCraft Boat Holdings has leading market share positions in two of the fastest growing segments of the powerboat industry – performance sport boats and pontoon boats – while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, and its three brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.CrestPontoons.com, and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning our leadership transition.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the potential effects of supply chain disruptions and production inefficiencies, general economic conditions, demand for our products, inflation, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our fixed cost base, the successful introduction of our new products, and geopolitical conflicts, such as the conflict between Russia and Ukraine, the conflict in the Gaza Strip and general unrest in the Middle East. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2023, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:

MasterCraft Boat Holdings, Inc.

Bobby Potter

Vice President of Strategy and Investor Relations

Email: investorrelations@mastercraft.com